Exhibit 10.1

AMENDMENT TO THE
VIRPAX PHARMACEUTICALS, INC.
2022 EQUITY INCENTIVE PLAN

Dated: July 29, 2024

WHEREAS, the Board of Directors (the “Board”) of Virpax Pharmaceuticals, Inc. (the “Company”) heretofore established the Virpax Pharmaceuticals, Inc. 2022 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”) available for grants of Awards thereunder by 267,799 shares to 500,000 shares, as of the date on which stockholders of the Company approve this amendment; and

WHEREAS, Section 18 of the Plan authorizes the Board to amend the Plan, subject to stockholder approval to the extent that such approval is desired or required by applicable law;

NOW, THEREFORE, effective the date hereof, the Plan is hereby amended as follows:

1. Subject to approval of the Company’s stockholders, Section 4.1(a) of the Plan is hereby amended and restated in its entirety, to read as follows:

“(a) Subject to adjustment pursuant to Section 4.2 and any other applicable provisions hereof, effective as of July 29, 2024, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan initially shall be 500,000 shares (the “Authorized Shares”), plus such number of shares of Common Stock, if any, as become available for issuance under the Plan in accordance with Section 4.1(d) hereof. All 500,000 of such Authorized Shares initially available pursuant to this Section 4.1(a) may, but need not, be issued in respect of Incentive Stock Options.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board on the date set forth above.

VIRPAX PHARMACEUTICALS, INC.

By:	/s/ Gerald Bruce
Name:	Gerald Bruce
Title:	Chief Executive Officer